UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2009

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9355	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas		75238
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                   Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 29, 2009, Cubic Energy, Inc. (the “Company”)  received a letter from Wells Fargo Energy Capital, Inc. (the “Lender”) informing the Company that the Lender has made a redetermination of the borrowing base pursuant to Section 2.6 of the Credit Agreement dated as of March 5, 2007 by and between the Company and the Lender (the “Credit Agreement”).  The Credit Agreement, which was previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed on March 9, 2007, is incorporated herein by reference.

The amount of the borrowing base has been redetermined by the Lender to be $7,500,000.  The difference between the outstanding principal amount evidenced by the Company’s revolving note and the redetermined borrowing base is $12,500,000 (the “Deficiency”).  Pursuant to Section 2.13 of the Credit Agreement, the Company may elect to do one of the following:  (a) prepay the Deficiency, (b) repay the Deficiency in five (5) equal monthly installments or (c) add additional oil and gas properties to the borrowing base sufficient to increase the borrowing base by the amount of the Deficiency.  The Lender’s letter waives any failure by the Company to comply with Section 2.13 until September 1, 2009.  On September 1, 2009, if the Company has not complied with the provisions of Section 2.13 or the Lender and the Company have not reached a mutually acceptable agreement to the contrary, the Lender may enforce its rights under the Credit Agreement with respect to an event of default.

On June 29, 2009, the Company issued a press release with respect to the foregoing item.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 26, 2009, the Company received a letter from NYSE Amex LLC (the “Exchange”) stating that the Company is not in compliance with Section 1003(a)(iv) of the Exchange’s Company Guide because the Exchange believes that the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meets its obligations as they mature.

The Company intends to submit a plan to the Exchange by July 27, 2009 detailing how it intends to regain compliance with Section 1003(a)(iv) by December 28, 2009.  If the Company does not submit a plan, the plan is not accepted, the Company does not make progress consistent with an accepted plan, or the Company is not in compliance with the continued listing standards by December 28, 2009, the Company is subject to delisting proceedings.  The Company would be entitled to appeal a determination by the Exchange to initiate delisting proceedings.

On June 29, 2009, the Company issued a press release with respect to the foregoing item.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2009	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon Stuart Ross, Secretary